These securities have not been registered under the United States Securities Act of 1933, as amended (the “US Securities Act”), and may not be offered or sold in the United States or to a U.S. Person (as defined in Regulation S under the US Securities Act) unless an exemption from registration is available.

PEACE ARCH ENTERTAINMENT GROUP INC.

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

(Canadian and other Non-Canadian and Non-United States Subscribers)

TO:

PEACE ARCH ENTERTAINMENT GROUP INC.

AND TO:

WESTWIND PARTNERS INC. (“Westwind”), CIBC WORLD MARKETS INC., PARADIGM CAPITAL INC., AND CLARUS SECURITIES INC. (collectively, the “Agents”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Peace Arch Entertainment Group Inc. (the “Corporation”) that number of common shares of the Corporation (the “Purchased Shares”) set out under “Subscription and Subscription Information” below at a price of $2.50 per share (the “Subscription Price”).   The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation and the Agents may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.  This subscription is subject to acceptance by the Corporation.

There is no minimum amount required to be raised by the sale of the Purchased Shares and the proceeds from the sale of the Purchased Shares will be immediately available to the Corporation.

Please make sure that your subscription includes:

1.

one (1) signed copy of this Subscription Agreement with the information on the following page completed;

2.

a certified cheque or electronic wire transfer in an amount equal to the aggregate Subscription Price, payable in Canadian funds to “Westwind Partners Inc.” unless other acceptable payment arrangements have been made; and

3.

either:

(a)

if the Subscriber is resident in Canada and purchasing as an “accredited investor”, a duly completed and executed Accredited Investor Status Certificate in the form attached to this Subscription Agreement as Schedule “B”;

(b)

if the Subscriber is resident in Canada and not purchasing as an “accredited investor”, a duly completed and executed Certificate of an Eligible Subscriber in the form attached to this Subscription Agreement as Schedule “C”; or

(c)

if the Subscriber is resident in a jurisdiction outside of Canada and outside of the United States, a duly completed and executed Foreign Subscriber’s Certificate in the form attached to this Subscription Agreement as Schedule “D”.

Please deliver your subscription to:

Westwind Partners Inc.

70 York Street, 10th Floor

Toronto, Ontario  M5J 1S9

Attention:  Lisa Edwards

Fax:   (416) 815-3093

All Subscriptions Must Be Received By Not Later than June 4, 2007 at 12:00 pm

SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signatures), as applicable, in the space provided below

Number of Purchased Shares: x $2.50
(Name of Subscriber)
=
Account Reference (if applicable):
By:	Aggregate Subscription Price: _______________________________
Authorized Signature

(Official Capacity or Title – if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address, including Province or Territory) (“jurisdiction”)

(Telephone Number)

(Email Address)

If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as trustee or agent for accounts fully managed by it, complete the following:

(Name of Principal)

(Principal’s Address)

__________________________________________________________

(Telephone Number)

(Email Address)

Account Registration Information: (Name) (Account Reference, if applicable) (Address, including Postal Code)	Delivery Instructions as set forth below: ☐ Same as registered address, or (Name) (Account Reference, if applicable) (Address) (Contact Name) (Telephone Number)

Number and kind of securities of the Corporation held, if any:

Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Purchased Shares and this Subscription Agreement be drawn up in the English language only.  La  Société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière a la vente d’actions ordinaires de la société et à la présente convention de souscription soient rédigés en anglais seulement.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
COMMON SHARES

ARTICLE 1 - INTERPRETATION

1.1

Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Agency Agreement” means the agency agreement to be entered into between the Agents and the Corporation in respect of the Offering.

“Agents” means shall have the meaning ascribed to such term on the face page of this Agreement.

“Amex” means the American Stock Exchange.

“Amex Approval” means the approval of Amex to list the Purchased Shares thereon.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Share” means a common share in the capital of the Corporation as constituted as at the Closing Date.

“Control Person” means a person, company or combination of persons or companies described in clause (c) of the definition of “distribution” in subsection 1(1) of the Securities Act (Ontario).

“Corporation” means Peace Arch Entertainment Group Inc.

“Offering” means the offering of up to 14,600,000 Common Shares.

“Purchased Shares” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“person” means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, the applicable policy statements issued by the securities regulators in each of the provinces of Canada, and the rules of the TSX and AMEX.

“Subscriber” means the subscriber for Purchased Shares as set out on the face page of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Term Sheet” means the term sheet delivered to potential purchasers of Purchased Shares, a copy of which is attached hereto as Schedule “A”.

“TSX” means the Toronto Stock Exchange.

“TSX Approval” means the conditional approval of the Offering by the TSX, including without limitation, the TSX agreeing to list the Common Shares thereon.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Person” means a “U.S. Person” as defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Westwind” means Westwind Partners Inc.

1.2

Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3

Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in Canadian dollars.

1.4

Subdivisions, Headings and Table of Contents

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement.  The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer.  Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1

Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule  “A”

-

Term Sheet

Schedule  “B”

-

Accredited Investor Status Certificate

Schedule  “C”

-

Certificate of an Eligible Subscriber

Schedule  “D”

-

Foreign Subscriber’s Certificate

ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF
PURCHASED SHARES

3.1

Subscription for the Purchased Shares

The Subscriber hereby confirms its irrevocable subscription for an offer to purchase the Purchased Shares, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4.

3.2

Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation and Westwind reserve the right, in their absolute discretion, to reject this subscription for Purchased Shares, in whole or in part, at any time prior to the Closing Time.  If this subscription is rejected in whole, any cheques or other forms of payment delivered to Westwind representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction.  If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Purchased Shares which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1

Closing

Delivery and sale of the Purchased Shares and payment of the Subscription Price will be completed (the “Closing”) concurrently at the offices of the Corporation’s counsel, Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario, M5B 2M6 at 11:00 a.m. (Toronto time) (the “Closing Time”) on June 8, 2007 or such other place or date or time as the Corporation and Westwind may agree (the “Closing Date”).  If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Agency Agreement have been complied with to the satisfaction of Westwind, or waived by them, Westwind shall deliver to the Corporation all completed Subscription Agreements and payment of the aggregate Subscription Price for all of the Purchased Shares, and such other documentation as may be required pursuant to this Subscription Agreement and the Agency Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Purchased Shares) have not been complied with to the satisfaction of Westwind, or waived by them, Westwind, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2

Conditions of Closing

The Offering is conditional upon the Corporation obtaining TSX Approval, Amex Approval, and fulfilling all other conditions referred to in the Agency Agreement.

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)

payment by the Subscriber of the Subscription Price by certified cheque, bank draft or other acceptable electronic means in Canadian dollars payable to “Westwind Partners Inc.”;

(b)

the Subscriber having properly completed, signed and delivered this Subscription Agreement to:

Westwind Partners Inc.

70 York Street, 10th Floor

Toronto, Ontario  M5J 1S9

Attention:

Lisa Edwards

Fax:

(416) 815-3093

(c)

the Subscriber having properly completed, signed and delivered Schedule “B” or “C”, as applicable:

(I)

ALL SUBSCRIBERS WHO ARE SUBSCRIBING AS “ACCREDITED INVESTORS” IN CANADA:

if the Subscriber is purchasing as an “accredited investor”, a duly completed and executed certificate as set forth in Schedule “B” evidencing the Subscriber’s status as an accredited investor;

(II)

ALL SUBSCRIBERS NOT SUBSCRIBING AS “ACCREDITED INVESTORS” IN CANADA:

if the Subscriber is not subscribing as an “accredited investor”, a duly completed and executed certificate as set forth in Schedule “C” evidencing the Subscriber’s status as an eligible purchaser;

(iii)

ALL SUBSCRIBERS NOT SUBSCRIBING IN CANADA OR THE UNITED STATES:

if the Subscriber is not subscribing in Canada or the United States, a duly completed and executed certificate as set forth in Schedule “D” evidencing the Subscriber’s status as a Foreign Subscriber.

4.3

Authorization of Westwind

The Subscriber irrevocably authorizes Westwind in its sole and absolute discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints Westwind, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)

to receive certificates representing the Purchased Shares, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Purchased Shares and to exercise any rights of termination contained in the Agency Agreement;

(b)

to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions (other than representations, warranties, covenants or conditions for the benefit of the Corporation) in this Subscription Agreement and the Agency Agreement or any ancillary or related document;

(c)

to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as Westwind in its sole discretion may determine; and

(d)

without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Agency Agreement.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1

Representations and Warranties of the Corporation

By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall be entitled to rely on the representations, warranties and covenants made by the Corporation to the Agents as set forth in the Agency Agreement to the extent that they have not been waived, in whole or in part, by the Agents.  Such representations and warranties shall form an integral part of this agreement and shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for the benefit of the Subscriber in accordance with the terms of the Agency Agreement.

ARTICLE 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1

Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation and the Agents are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

The Subscriber and each beneficial person for whom it is acting is a resident or, if not an individual, has the head office in the jurisdiction set out on the page following the face page of this Subscription Agreement and intends that the securities laws of that jurisdiction govern the issuance of Purchased Shares to the Subscriber under the Offering.  Such address was not created and is not used solely for the purpose of acquiring the Purchased Shares.  The Subscriber and any beneficial owner for whom it is acting was not created or used solely to purchase or hold securities in reliance upon an exemption from a prospectus requirement.

(b)

The Subscriber has properly completed, executed and delivered to the Corporation within applicable time periods the applicable certificate (dated as of the date hereof) set forth in Schedule “B” or “C” or “D” and the information contained therein is true and correct.

(c)

The representations, warranties and covenants contained in the applicable Schedule will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time.

(d)

The Subscriber or any person for whom it is acting is neither a U.S. Person or a person in the United States (as those terms are defined in Rule 902 of Regulation S under the U.S. Securities Act), nor subscribing for the Purchased Shares for the account or benefit of a U.S. Person or a person in the United States or for resale in the United States and the Subscriber confirms that the Purchased Shares have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States. At the time the purchase order was originated, the Subscriber was outside the United States.

(e)

If the Subscriber or any beneficial purchaser for whom it is acting is resident of an international jurisdiction (meaning herein a country other than Canada or the United States) then:

(i)

the Subscriber is knowledgeable of securities legislation having application or jurisdiction over the Subscriber and the offering (other than the laws of Canada and the United States) which would apply to this subscription;

(ii)

the Subscriber is purchasing the Purchased Shares pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that international jurisdiction and or, if such is not applicable, the Subscriber is permitted to purchase the Subscriber’s Purchased Shares, and the Corporation does not have any filing obligations in the international jurisdiction;

(iii)

no laws in the international jurisdiction require the Corporation, to make any filings, seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever, obtain any form of registration or prepare and file a prospectus or similar document to register the Purchased Shares, in the international jurisdiction;

(iv)

the Purchased Shares are being acquired for investment only and not with a view to resale and distribution; and

(v)

the Subscriber will not sell or otherwise dispose of the Purchased Shares except in accordance with applicable securities laws.

(f)

The Subscriber acknowledges that the Purchased Shares have not been and will not be registered under the U.S. Securities Act or any state securities law, and that the Purchased Shares may not be offered or sold in the United States or to a U.S. Person unless an exemption from registration is available.  The Subscriber understands that the Purchased Shares are being offered and sold pursuant to an exclusion from the registration provisions of the U.S. Securities Act provided by Rule 903 of Regulation S thereunder, based in part upon the Subscriber’s representations and agreements contained herein, including, without limitation, that the Subscriber is not in the United States or a U.S. Person, and further that the Purchased Shares are subject to a 40 day “distribution compliance period” under Regulation S.  The Subscriber will not offer or sell any of the Purchased Shares in the United States or to a U.S. Person as provided in Regulation S until a date which is 41 days after the Closing Date, and shall, prior to any transfer of Purchased Shares before such date, obtain a similar written undertaking from the proposed transferee.

(g)

The Subscriber has not purchased the Purchased Shares as a result of any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Purchased Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Shares;

(h)

The purchase by the Subscriber of the Purchased Shares is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of plan or scheme to evade the registration provisions of the U.S. Securities Act.

(i)

The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Purchased Shares and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(j)

The Subscriber is subscribing for the Purchased Shares as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) and not with a view to resale or distribution of all or any of the Purchased Shares or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser for the Purchased Shares for whom it is acting.

(k)

In the case of a subscription for the Purchased Shares by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial person, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Purchased Shares and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation and/or the Agents may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

(l)

In the case of a subscription for the Purchased Shares by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber.  This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(m)

If the Subscriber, or (if applicable) any beneficial purchaser for whom the Subscriber is contracting hereunder, is:

(i)

a corporation, the Subscriber or beneficial purchaser, if applicable, is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Shares as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement and the individual signing the Subscription Agreement has been duly authorized to execute this Subscription Agreement;

(ii)

a partnership, syndicate or other form of unincorporated organization, the Subscriber or beneficial purchaser, if applicable, has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)

an individual, the Subscriber or beneficial purchaser, if applicable, is of the full age of majority in the jurisdiction in which he or she is resident and is legally competent to execute and be bound by this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(n)

Other than the Agents, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.  If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Purchased Shares, the Subscriber covenants to indemnify and hold harmless the Corporation and the Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(o)

The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person or a “promoter” within the meaning of the Securities Laws.

(p)

The Subscriber, and each beneficial purchaser for whom it is contracting, is at arm’s length within the meaning of the applicable Securities Laws and the policies of the TSX, with the Corporation.

(q)

If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Purchased Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(r)

The purchase of the Purchased Shares by the Subscriber hereunder is not a transaction in which any director or officer of the Corporation, or any beneficial owner of 10% of the voting rights attending to all outstanding voting securities of the Corporation, has a direct or indirect beneficial interest unless the Subscriber has otherwise notified the Corporation and Westwind.

(s)

The Subscriber, and each beneficial person for whom it is contracting hereunder, have been independently advised to consult their own legal advisors with respect to trading in the Purchased Shares, the resale restrictions imposed by the Securities Laws of the province in which the Subscriber resides or to which the Subscriber is subject and by the policies of the TSX and the Subscriber is solely responsible (and neither the Corporation nor the Agents are in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(t)

The Subscriber, and each beneficial person for whom it is contracting hereunder, has not received or been provided with a prospectus or offering memorandum, within the meaning of the Securities Laws, or any document in connection with the Offering, and the Subscriber’s decision to subscribe for the Purchased Shares was not based upon, and the Subscriber, and each beneficial person for whom it is contracting hereunder, has not relied upon, any verbal or written representations as to fact or otherwise made by or on behalf of the Corporation or the Agents.  The Subscriber’s decision to subscribe for the Purchased Shares was based solely upon the Term Sheet and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Corporation or the Agents).

(u)

The Subscriber is not purchasing Purchased Shares with knowledge of material information concerning the Corporation which has not been generally disclosed.

(v)

No person has made any written or oral representations:

(i)

that any person will resell or repurchase the Purchased Shares;

(ii)

that any person will refund the Subscription Price; or

(iii)

as to the future price or value of the Purchased Shares.

(w)

There are risks associated with the purchase of and investment in the Purchased Shares and the Subscriber, and each beneficial person for whom it is contracting hereunder, is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Purchased Shares, fully understands the restrictions on resale of the Purchased Shares and is able to bear the economic risk of an investment in the Purchased Shares.

6.2

Acknowledgments of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(a)

The Subscriber has reviewed a copy of the Term Sheet attached as Schedule “A” setting out the principal terms of the Offering.

(b)

No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed, passed, made any finding or determination, or recommended or endorsed on the merits of the Purchased Shares.

(c)

There are restrictions on the Subscriber’s ability to resell the Purchased Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Shares.

(d)

The Purchased Shares shall be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Purchased Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and neither the Corporation nor the Agents are in any way responsible) for such compliance.

(e)

The Subscriber’s ability to transfer the Purchased Shares is limited by, among other things, applicable Securities Laws.

(f)

The certificates representing the Purchased Shares will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE DAY AFTER THE DATE OF ISSUANCE>.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATES, AND MAY NOT BE OFFERED, SOLD OR

OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) BEFORE <INSERT DATE THAT IS FORTY ONE (41) DAYS AFTER THE DATE OF ISSUANCE>”.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE DAY AFTER THE DATE OF ISSUANCE>, SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

(g)

The Agents and/or their affiliates and their respective directors, officers, employees, agents and representatives, including legal counsel, assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(h)

The Subscriber, and each beneficial person for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation and Westwind with filing all documentation required by the applicable Securities Laws to permit the subscription for the Purchased Shares and the issuance of the Purchased Shares.

(i)

The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and as a consequence of acquiring the Purchased Shares pursuant to such exemption:

(i)

certain protections, rights and remedies provided by applicable Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber and each beneficial person for whom it is contracting hereunder, or, if applicable, others for whom you are contracting hereunder;

(ii)

the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii)

the Subscriber and each beneficial person for whom it is contracting hereunder, may not receive information that would otherwise be required to be given under applicable Securities Laws; and

(iv)

the Corporation is relieved from certain obligations that would otherwise apply under applicable Securities Laws.

(j)

The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal, investment, tax and other professional advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing:

(i)

the Corporation counsel are acting solely as counsel to the Corporation and not as counsel to the Subscriber;

(ii)

the Agents’ counsel are acting solely as counsel to the Agents and not as counsel to the Subscriber; and

(iii)

the Agents are acting solely as financial advisor to, and agent of, the Corporation and not as financial advisor to the Subscriber, or as agent of, the Subscriber, except insofar as is necessary at the Closing to deliver payment for the Purchased Shares to the Corporation and to accept and deliver the Purchased Shares to the Subscriber after the Closing.

(k)

There are risks associated with the purchase of the Purchased Shares.

(l)

The funds which will be advanced by the Subscriber to Westwind hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA.  To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(m)

The Subscriber and any others for whom it is contracting hereunder acknowledge that the sale of the Purchased Shares was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, radio, television or telecommunications, including electronic display and the Internet.

(n)

The Subscriber, and each beneficial purchaser for whom it is contracting herewith, is solely responsible for its own due diligence investigation of the Corporation and its business, for its own analysis of the merits and risks of its investment in the Purchased Shares made pursuant to this Subscription Agreement and for its own analysis of the terms of its investment.

(o)

The Subscriber, and each beneficial purchaser for whom it is contracting herewith, is not relying upon the Agents to conduct any due diligence investigation on its behalf concerning the Offering or the Corporation’s business, management, financial position, condition or prospects.

(p)

The Subscriber, and each beneficial purchaser for whom it is contracting herewith, acknowledges that investors who acquire securities by way of a private placement have significantly fewer rights and remedies available to them than investors who acquire securities offered by a prospectus.  For example, investors who acquire securities by way of a private placement do not have the benefit of certain statutory remedies against an issuer’s agents, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus. And the Subscriber, and each beneficial purchaser for whom it is contracting herewith, is also aware that the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement

6.3

Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and the Agents in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Purchased Shares under Securities Laws.  The Subscriber agrees to indemnify the Corporation, the Agents and each of their directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon.  The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in this Subscription Agreement which takes place prior to the Closing Time.  The Subscriber further agrees that by accepting the Purchased Shares, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Purchased Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Purchased Shares.

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1

Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and the Agents (as provided herein pursuant to the terms of the Agency Agreement).

7.2

Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Agents with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Agents.

ARTICLE 8 - COMMISSION

8.1

Fee to the Agents

The Subscriber acknowledges and agrees that in connection with the issuance and sale of the Purchased Shares, the Agents will receive from the Corporation on Closing, a cash fee equal to 6% of the proceeds of the sale of the Purchased Shares.   The Corporation will also pay certain other fees, expenses and disbursements of the Agents (including the reasonable legal fees and disbursements of the Agents’ counsel) as set out in the Agency Agreement.

ARTICLE 9 - MISCELLANEOUS

9.1

Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

9.2

Collection of Personal Information

(a)

The Subscriber acknowledges and consents to the fact that the Corporation and the Agents are collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information for the purpose of completing the Subscriber’s subscription.  The Subscriber acknowledges and consents to the Corporation and the Agents retaining the personal information for so long as permitted or required by applicable law or business practices.  The Subscriber further acknowledges and consents to the fact that the Corporation or the Agents may be required by Securities Laws, stock exchange rules and/or Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder).  The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting.  In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation and the Agents may use and disclose its personal information, or that of each beneficial purchaser for whom it is contracting hereunder, as follows:

(i)

for internal use with respect to managing the relationships between and contractual obligations of the Corporation the Agents and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(ii)

for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(iii)

for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(iv)

for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)

for disclosure to professional advisers of the Corporation or the Agents in connection with the performance of their professional services;

(vi)

for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(vii)

for disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(viii)

for use and disclosure as otherwise required or permitted by law.

(b)

If resident in Ontario, the Subscriber acknowledges that the Corporation is required to file with the Ontario Securities Commission (“OSC”) a report setting out the Subscriber’s name, address and telephone number, the number and type of securities issued, the date of issuance and the purchase price of the securities issued to the Subscriber.  Such information is collected indirectly by the OSC under the authority granted to it in securities legislation, for the purposes of the administration and enforcement of the securities legislation of Ontario. By submitting this Subscription Agreement, the Subscriber authorizes such indirect collection of the information by the OSC.  The following official can answer questions about the OSC’s indirect collection of the information:

Administrative Assistant to the Director of Corporate Finance

Suite 903, Box 5520 Queen Street West

Toronto, Ontario M5H 3S8

Telephone: (416) 593-8086

Facsimile:  (416) 593-8252

9.3

Notices

(a)

Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)

in the case of the Corporation, to:

Peace Arch Entertainment Group Inc.

1867 Yonge Street, Suite 650

Toronto, Ontario     M4S 1Y5

Attention:

Gary Howsam, CEO

Fax:

(416) 487-6141

(ii)

in the case of the Subscriber, at the address specified on the face page hereof, with a copy to Westwind, on behalf of the Agents at:

Westwind Partners Inc.

70 York Street, 10th Floor

Toronto, Ontario  M5J 1S9

Attention:

Amy Freedman
Fax:

(416) 815-1808

(b)

Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)

Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

9.4

Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

9.5

Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

9.6

Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

9.7

Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid.  This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

9.8

Counterparts

This Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement.  Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.  Delivery of an executed counterpart of this Subscription Agreement by facsimile or transmitted electronically in either a Tagged Image Format File (“.tif”) or Portable Document Format (“.pdf”) shall be equally effective as delivery of a manually executed counterpart of this Subscription Agreement.  Any party delivering an executed counterpart of this Subscription Agreement by facsimile, .tif or .pdf shall also deliver a manually executed counterpart of this Subscription Agreement, but failure to do so shall not effect the validity, enforceability, of binding effect of this Subscription Agreement.

9.9

Assignment

This Subscription Agreement may not be assigned by any party except with the prior written consent of the other parties hereto.

9.10

Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

9.11

Language

Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Purchased Shares and this Subscription Agreement be drawn up in the English language only.  La  Société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière a la vente d’actions ordinaires de la société et à la présente convention de souscription soient rédigés en anglais seulement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

The Corporation hereby accepts the subscription for Purchased Shares as set forth on the face page of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement (including all applicable schedules) this     day of ______, 2007.

PEACE ARCH ENTERTAINMENT GROUP INC.

Per:

Authorized Signing Officer

SCHEDULE “A”

TERM SHEET

PEACE ARCH ENTERTAINMENT GROUP INC.
C$33,000,000
Indicative Term Sheet

“BEST EFFORTS” OFFERING OF 13,200,000 COMMON SHARES BY PRIVATE PLACEMENT

Issuer:	Peace Arch Entertainment Group Inc. (the “Company”).
Offering:	13,200,000 Common Shares (the “Treasury Securities”)
Transaction and Syndication:

Best Efforts of Common Shares offered and sold by way of private placement exemptions (excluding exemptions that require the use of an offering memorandum) in each of the provinces in Canada.  The Common Shares will also be sold to U.S. purchasers on a private placement basis pursuant to an exemption from the registration requirements in Regulation D under the United States Securities Act of 1933, as amended (the “US Securities Act”).  These securities have not been registered under the US Securities Act, and may not be offered or sold in the United States or to a U.S. person (as defined in Regulation S under the US Securities Act) unless an exemption from registration is available.

Offering Price:	C$2.50 per Treasury Security
Use of Proceeds:

The net proceeds of the transaction are intended to be used by the Company to finance two proposed acquisitions (C$16M); debt repayments (C$5M); and working capital needs (C$10M).  Should the proposed acquisition not close, the net proceeds that were intended to be used to finance such acquisition will be used by the Company for general corporate purposes, including other potential future acquisitions.

Syndication:	Westwind Partners Inc.* 50% CIBC World Markets Inc. 30% Paradigm Capital Inc. 10% Clarus Securities Inc. 10% * 6% step-up.
Selling Group:	The selling group will be allocated up to C$10,000,000 of the Treasury Securities to distribute solely into the United States. The selling group will be comprised of Morgan Joseph & Co.
Fees:

6% of the gross proceeds from the sale of the Treasury Securities payable by the Company. The Selling Group will receive a fee of 4% on the gross dollar amount allocated to them.  The fee will be paid out of the gross amount paid to the syndicate.

A-2

Expenses:

The Company will be responsible for all reasonable expenses of the Offering, including the initial $60,000 plus applicable taxes (and, in the event the structuring of the Offering materially changes from that described in this term sheet, such additional amount in excess of $60,000 with the prior consent of the Company acting reasonably) in respect of fees and disbursements of legal counsel to the Agents, plus all applicable Tax.

Closing Date:	On or about June 8, 2007
Eligibility:	Eligible for RRSPs, RRIFs, RESPs and DPSPs.
Listing:

The Common Shares of the Company currently trade on the TSX and AMEX under the symbol “PAE”.  The Company shall obtain the necessary approvals to list the Common Shares issued in connection with the Offering on the TSX and AMEX, which listing shall be conditionally approved prior to the date of closing by the TSX and shall be approved prior to the date of closing by AMEX.

Agency Agreement:

The parties will negotiate in good faith a definitive Agency Agreement containing customary terms and conditions for transactions comparable to the Offering, including a broad “disaster-out”, “material adverse change-out”, “market-out”, “litigation-out” and “regulatory-out”. The Company shall obtain as a condition to closing any regulatory and other consents which may be required to permit the Offering.

Restricted Period:

From the date hereof until 120 days after the date of the closing of the Offering , CPC Communications Inc., the Company and the following senior officers of the Company: Mara Di Pasquale, John Flock and Drew Craig agree not to, without the prior written consent of Westwind Partners Inc., such consent not to be unreasonably withheld, authorize, sell or issue or announce its intention to authorize, sell or issue, or negotiate or enter into an agreement to sell or issue, any securities of the Company (including those that are convertible or exchangeable into securities of the Company) other than (i) the sale of up to 2,833,000 Common Shares of the Company beneficially owned by CPC Communications Inc.; (ii) pursuant to the Offering; (iii) the issue of non-convertible debt securities; (iv) upon the exercise of convertible securities, options or warrants of the Company outstanding at the date hereof; (v) pursuant to the Company’s stock option plan; or (vi) as non-cash consideration pursuant to an acquisition of shares or assets from arms length persons in the normal course of business and which does not result in a change of control of the Company.

Hold Period:

In Canada, the Common Shares will be subject to a hold period of four months plus one day in applicable jurisdictions calculated from the closing of the Offering. The Common Shares sold outside the United States will be subject to a 40 day “distribution compliance period” as required by Regulation S, and may not be offered, sold or otherwise transferred in the United States or to a U.S. Person until the 41st day after Closing.  The Common Shares offered and sold in the United States or to U.S. persons will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act.

SCHEDULE “B”

ACCREDITED INVESTOR STATUS CERTIFICATE

The categories listed herein contain certain specifically defined terms which are in bold.  Definitions for those terms are included in this certificate.  If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

All money references are in Canadian Dollars.

The Subscriber is (and at the Closing Time will be) an accredited investor within the meaning of National Instrument 45-106 – Prospectus and Registration Exemptions by virtue of being:

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐	(a) a Canadian financial institution, or a Schedule III bank;
☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
☐

(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐

(d)

a person registered under the securities legislation of a jurisdiction as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction as a representative of a person referred to in paragraph (d);
☐	(f) the Government of Canada or a jurisdiction, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction;
☐

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
☐

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐

(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
☐

(m)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements  [Note: a person is not eligible under this paragraph if it was created or is being used solely to purchase or hold securities as an accredited investor in reliance upon this paragraph];

☐

(n)

an investment fund that distributes or has distributed its securities only to

(i)

a person that is or was an accredited investor at the time of the distribution,

(ii)

a person that acquires or acquired securities with an aggregate value of not less than $150,000 under certain minimum purchase or additional investment exemptions specified in sections 2.10 and 2.19 of the instrument or their equivalents under securities legislation of an applicable jurisdiction as specified in sections 8.1 and 8.2 of the instrument, or

(iii)

a person described in paragraph (i) or (ii) that acquires or acquired securities under the investment fund reinvestment exemption specified in section 2.18 of the instrument;

☐

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐

(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(i)

is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)

in Ontario, is purchasing a security that is not a security of an investment fund;

☐

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
☐

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
☐

(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)

an accredited investor, or

(ii)

an exempt purchaser in Alberta or British Columbia after September 14, 2005.

For the purposes hereof, the following definitions are included for convenience:

“Canadian financial institution” means

(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

“director” means

(iii)

a member of the board of directors of a company or an individual who performs similar functions for a company, and

(iv)

with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“EVCC” means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), and whose business objective is making multiple investments;

“eligibility adviser” means

(v)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(vi)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(1)

have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(2)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“financial assets” means

(vii)

cash,

(viii)

securities, or

(ix)

a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

“instrument” means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“mutual fund” means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

“non redeemable investment fund” means an issuer:

(x)

whose primary purpose is to invest money provided by its securityholders,

(xi)

that does not invest,

(1)

for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(2)

for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(xii)

that is not a mutual fund;

“officer” means the chair, any vice chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by law or similar authority, or any individual acting in a similar capacity on behalf of the issuer;

“person” includes

(i)

an individual,

(ii)

a corporation,

(iii)

a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)

an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(xiii)

liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(xiv)

liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(xv)

is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(xvi)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(xvii)

in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

“VCC” means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), whose business objective is making multiple investments.

Control

A person (first person) is considered to control another person (second person) if:

(i)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation;

(ii)

the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(iii)

the second person is a limited partnership and the general partner of the limited partnership is the first person.

Dated:	____________________	Signed:	________________________________

_________________________________ Witness (If Subscriber is an Individual)		__________________________________________ Print the name of Subscriber

_________________________________ Print Name of Witness		__________________________________________ If Subscriber is a Corporation, print name and title of Authorized Signing Officer

SCHEDULE “C”

CERTIFICATE OF AN ELIGIBLE SUBSCRIBER

The undersigned Subscriber is subscribing for the securities of the Corporation as principal who is an eligible Subscriber by virtue of satisfying one of the eligibility criteria set out below (Please check one or more, as applicable).

Minimum Amount Investment Exemption:

☐

(a)

The Subscriber is an individual purchasing a sufficient number of Purchased Shares such that the aggregate acquisition cost (the “Minimum Amount Investment”) to the Subscriber is not less than $150,000 paid in cash at the time of the trade.

☐

(b)

The Subscriber is a corporation, partnership, trust fund, association, syndicate, organization, or other organized group of persons, whether incorporated or not, which was not incorporated or created solely to permit the purchase of the Purchased Shares without the need for the filing of a prospectus, which is purchasing a sufficient number of Purchased Shares such that the Minimum Amount Investment to the Subscriber is not less than $150,000 paid in cash at the time of the trade.

C-2

Family, Friends and Business Associates Exemption for British Columbia, Alberta, Saskatchewan, Manitoba, Québec, Nova Scotia, Newfoundland and Labrador, New Brunswick, Prince Edward Island, Northwest Territories, Nunavut and Yukon and Subscribers:

☐

(c)

If the Subscriber is a resident of or is otherwise subject to the Securities Laws in British Columbia, Alberta, Saskatchewan, Manitoba, Quebec, Nova Scotia, Newfoundland and Labrador, New Brunswick, Prince Edward Island, Northwest Territories, Nunavut or Yukon and is not an “accredited investor”, is not relying on the Minimum Amount Investment Exemption, the Subscriber is purchasing the securities as principal and is:

(i)

a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(ii)

a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(iii)

a parent, grandparent, brother, sister or child of a spouse of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(iv)

a close personal friend of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(v)

a close business associate of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(vi)

a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation;

(vii)

a parent, grandparent, brother, sister or child of a spouse of a founder of the Corporation;

(viii)

a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii); or

(ix)

a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii);

and has not paid a commission or finder’s fee to any director, officer, founder or control person of the Corporation in connection with its purchase of the Purchased Shares.

C-3

Founder, Control Person and Family Exemption for Ontario:

☐

(d)

If the Subscriber is a resident of or is otherwise subject to the Securities Laws in Ontario, and is not an “accredited investor”, is not relying on the Minimum Amount Investment Exemption, the Subscriber is purchasing as principal and is:

(i)

a founder of the Corporation;

(ii)

an affiliate of a founder of the Corporation;

(iii)

a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Corporation; or

(iv)

a person that is a control person of the Corporation.

Dated:	Signed:

Witness (If Subscriber is an Individual)	Print the name of Subscriber

Print Name of Witness	If Subscriber is a Corporation, print name and title of Authorized Signing Officer

SCHEDULE “D”

FOREIGN SUBSCRIBER’S CERTIFICATE

(Residents of Jurisdictions other than Canada and the United States)

The undersigned Subscriber, a resident of a jurisdiction other than Canada or the United States, hereby represents, warrants, and acknowledges as an integral part of the attached Subscription Agreement, as follows:

1.

The Subscriber is, and each beneficial purchaser for whom the Subscriber may be acting as trustee or agent is, a resident of a country (an “International Jurisdiction”) other than Canada or the United States and the decision to subscribe for Purchased Shares was taken in such International Jurisdiction.

2.

The delivery of the Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Purchased Shares to the Subscriber, or any beneficial purchaser, complies with all laws applicable to the Subscriber and such beneficial purchaser, including the laws of such Subscriber’s jurisdiction of residence, and all other applicable laws, and will not cause the Corporation to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of the International Jurisdiction.

3.

The Subscriber, and each such beneficial purchaser, is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the securities laws of the International Jurisdiction which would apply to the subscription (other than the securities laws of Canada and the United States).

4.

The Subscriber, and each such beneficial purchaser, is purchasing the Purchased Shares pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable securities laws of that International Jurisdiction or, if such is not applicable, each is permitted to purchase the Purchased Shares under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption.

5.

The applicable securities laws do not require the Corporation to register any of the Purchased Shares, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction.

6.

The Subscriber, and each such beneficial purchaser, will not sell, transfer or dispose of the Purchased Shares except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber, and each such beneficial purchaser, acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States or other securities laws.

D-2

DATED ____________________, 2007

Dated:	Signed:

Witness (If Subscriber is an Individual)	Print the name of Subscriber

Print Name of Witness	If Subscriber is a Corporation, print name and title of Authorized Signing Officer